As filed, via EDGAR, with the Securities and Exchange Commission on
                                 July 20, 1999.

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                                 (Rule 14a-101)
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                       PALOMAR MEDICAL TECHNOLOGIES, INC.
                (Name of Registrant as Specified in Its Charter)

  THE MONTEREY STOCKHOLDERS GROUP LLC, MARK T. SMITH, THE ROCKSIDE FOUNDATION,
             LOGG INVESTMENT RESEARCH, INC., THOMAS O'BRIEN and THE
                          R. TEMPLETON SMITH FOUNDATION
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

                  Monterey Stockholders Group Commences Lawsuit
                              Challenging Quorum at
                         June 23, 1999 Annual Meeting of
                       Palomar Medical Technologies, Inc.

     The Monterey Stockholders Group LLC ("Monterey") has commenced a lawsuit in Federal District Court in Delaware against Palomar Medical Technologies, Inc. (the "Company") and its four directors, Louis Valente, A. Neil Pappalardo, Nicholas P. Economou and James Martin challenging the results of the Company's annual meeting of stockholders held on June 23, 1999 (the "Annual Meeting").

     Monterey alleges in its complaint that the defendants improperly counted a large block of 3,250,000 shares of common stock (on a pre-reverse split basis) for the purposes of obtaining a quorum at the Annual Meeting for the election of directors. In filings with the SEC, however, the Company repeatedly told the public that these shares were "held in escrow," "not entitled to vote" and "not considered outstanding." Without these shares, there would not have been a quorum. Monterey alleges in its complaint that the defendants' conduct violated federal securities laws as well as Delaware law. Monterey seeks judicial relief to set aside the challenged election and to order that a new stockholders' meeting be held.